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                                                                     EXHIBIT 3.1


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 9:00 AM 7/24/2000
                                                           001374183 - 3154880


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF
                                 LUMINENT, INC.


Luminent, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the corporation is Luminent, Inc. that is the name under which the corporation was originally incorporated. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 29, 2000. The Certificate of Incorporation is hereby amended and restated pursuant to
        Section 242 and Section 245 of the Delaware General Corporation Law.

    2. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                    ARTICLE I

        The name of this corporation is Luminent, Inc.

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Rd., Wilmington, Delaware 19805, New Castle County.

                                   ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.